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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):     December 7, 2000
                                                      (December 6, 2000)


                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                      1-10410            62-1411755
   (State or other jurisdiction          (Commission      (I.R.S. Employer
        of incorporation)                File Number)    Identification No.)


      5100 WEST SAHARA AVENUE, SUITE 200
      LAS VEGAS, NEVADA                                 89146
(Address of Principal Executive Offices)              (Zip Code)



                                 (702) 579-2300
        -------------------------------------------------------------
             (Registrant's telephone number, including area code)


        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


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ITEM 5.     OTHER EVENTS

      Harrah's Entertainment, Inc. (the "Company") through its subsidiaries, owns approximately 48% of National Airlines, Inc. ("NAI"), a Las Vegas, Nevada-based airline, which commenced operations in May 1999. On December 6, 2000, NAI filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Nevada. The Company is currently evaluating the impact of NAI's filing on the carrying value of the Company's investment in NAI and related assets.

      The Company's investment interests in NAI are comprised of the following:

o     An investment balance of $13.3 million, as of September 30, 2000;

o Notes receivable of $17 million, including amounts advanced subsequent to September 30, 2000;

o Letters of Credit totaling $24.6 million, including letters of credit issued after September 30, 2000; and,

o     Prepaid tickets of $2.7 million.

The Company has an agreement with another NAI investor pursuant to which that investor is obligated to reimburse the Company up to approximately 56% of the amounts that may be funded by the Company pursuant to the Letters of Credit.

      While the Company expects write-offs in connection with its investment interests in NAI during the fourth quarter of 2000, it is unable at this time to estimate the extent of any such write-offs.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HARRAH'S ENTERTAINMENT, INC.


Date: December 7, 2000        By:   /s/  Stephen H. Brammell
                                    ----------------------------------------
                                    Name:  Stephen H. Brammell
                                    Title: Senior Vice President and
                                           General Counsel